Exhibit 4.66

Supplementary Agreement

This Supplementary Agreement (“Supplementary Agreement”) is entered into by and among the following parties in Beijing, China on October 22, 2020:

1.

Yinchuan Chuanxi Technology Co., Ltd., a limited liability company incorporated and existing under the laws of China, having its registered address at: Room 1417, 15A/F, Building 1, Phase 3 of Yinchuan iBi Yucheng Center, No. 490 Ning’an Street, Jinfeng District, Yinchuan City, Ningxia (“Target Company”);

2.

Ningxia Fengyin Enterprise Management Consulting LLP, a limited partnership incorporated and existing under the laws of China, having its registered address at: Room 1418, 15A/F, Building 1, Phase 3 of Yinchuan iBi Yucheng Center, No. 490 Ning’an Street, Jinfeng District, Yinchuan City, Ningxia (“Transferor”); and

3.

Pintec (Yinchuan) Technology Co., Ltd., a limited liability company incorporated under the laws of China, having its registered address at: Room 1410, 15A/F, Building 1, Phase 3 of Yinchuan iBi Yucheng Center, Yinchuan City, Ningxia (“Transferee”).

The parties above are referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

(1)

The Parties entered into the Equity Interest Transfer Agreement on Yinchuan Chuanxi Technology Co., Ltd., as shown in Appendix I hereto, on October 22, 2020 (“Equity Interest Transfer Agreement”), and entered into the Supplementary Agreement, as shown in Appendix II hereto on October 22, 2020 (“Supplementary Agreement I”, together with the Equity Interest Transfer Agreement, the “Original Agreements”).

(2)

According to the Equity Interest Transfer Agreement, the Transferor agrees to sell to the Transferee the 100% equity interests held by the Transferor in the Target Company (“Target Equity Interests”), and the Transferee agrees to acquire the Target Equity Interests from the Transferor at the total equity interest transfer consideration of RMB 400,000,000 (“Transfer Consideration”).

(3)

According to the Equity Interest Transfer Agreement, funds available in the bank account of the Target Company as of the Closing Date (defined in the Equity Interest Transfer Agreement) shall be no less than RMB 400,000,000 (“Fixed Funds Arrangement”). By now, the Transferor has failed to enable the Target Company to meet such Fixed Funds Arrangement on the Closing Date.

(4)

To reach a further agreement on the Fixed Funds Arrangement and other relevant matters, the Parties agree to make the following arrangement through negotiation to supplement relevant provisions in the Original Agreements.

Now therefore, the Parties agree to reach the Supplementary Agreement as follows with respect to relevant matters in the Original Agreements:

1	Grace Period of the Fixed Funds Arrangement

The Parties agree to modify and adjust Article 3.2 of the Equity Interest Transfer Agreement, so that the Transferor hereby undertakes to pay, in a lump sump or by installment, no less than RMB 400,000,000 as available funds to the bank account of the Target Company within thirty (30) days (“Grace Period”) following the Closing Date to fully meet the Fixed Funds Arrangement promised on the Target Company in the Equity Interest Transfer Agreement prior to the expiration of the Grace Period.

2	Adjustment to the Transfer Consideration

The Parties agree that, if the available funds actually paid by the Transferor to the bank account of the Target Company (“Actual Cash of the Target Company”) are less than RMB 400,000,000 as of the expiration date of the Grace Period, the Transfer Consideration specified in Article 3.1 of the Equity Interest Transfer Agreement shall be correspondingly adjusted to the actual cash amount of the Target Company (“Adjusted Transfer Consideration”). The Parties further agree that, at that time, references to the “Transfer Consideration” in Article 1 of the Supplementary Agreement I shall be the “Adjusted Transfer Consideration” under this Supplementary Agreement.

3	Adjustment to Warrants

If, by the expiration date of the Grace Period, the Actual Cash of the Target Company is still less than RMB 400,000,000, and the Cayman Company has granted the Warrant to the Warrant Holder in accordance with the provisions of Supplementary Agreement I, the Parties agree that, and the Transferor shall ensure that the Warrant Holder shall also agree that, the total Target Shares of the Cayman Company to be subscribed to under such Warrant shall be adjusted according to the following formula: USD amount equivalent to the Adjusted Transfer Consideration (at the ratio of 6.73:1 between RMB and USD) divided by agreed per-ADS unit price (i.e. USD 1.30, subject to the adjustment provided in such Warrant), multiplied by the number of series A ordinary shares represented by one ADS (i.e. 7 shares, subject to the adjustment provided in such Warrant). The Transferor agrees that, and the Transferor shall ensure that the Warrant Holder shall also agree that, the Cayman Company may revoke the Warrant granted to the Warrant Holder on the Closing Date, and issue a new Warrant in the same format with the same substantial provisions to reflect the changes in the total number of Target Shares of the Cayman Company that may be subscribed to.

4	Adjustment to Interests on Outstanding Cash Consideration and Delayed Transfer Consideration

4.1

If, by the expiration date of the Grace Period, the actual cash of the Target Company is still less than RMB 400,000,000, the Outstanding Cash Consideration provided in the Supplementary Agreement I shall be modified and adjusted according to the following formula:

Outstanding Cash Consideration = Adjusted Transfer Consideration - (Number of Target Shares of the Cayman Company obtained by the Warrant Holder by exercising such Warrant / 7 * USD 1.30 * fixed exchange rate 6.73; for the avoidance of doubt, the number (7) of Target Shares of the Cayman Company represented by one ADS and the per-ADS unit price (USD 1.30) shall be subject to the adjustment provided in such Warrant.

4.2

The Parties acknowledge and agree that, when the Transferee pays Interests on Transfer Consideration on a quarterly basis to the Transferor for the Outstanding Cash Consideration in accordance with the provisions of the Supplementary Agreement I, such interests shall be calculated from the date when the Transferor actually provides cash to the bank account of the Target Company in accordance with the provisions of Article 1 of this Supplementary Agreement (i.e., the Interests on Transfer Consideration are not calculated from the Closing Date).

5	Miscellaneous

5.1	This Supplementary Agreement shall become effective as of the date of execution by the Parties.

5.2	The appendices hereto are an integral part of this Supplementary Agreement, and have equal legal effect as this Supplementary Agreement.

5.3	Any supplements or amendments to this Supplementary Agreement shall be made in writing.

5.4

This Supplementary Agreement, as an integral part of the Original Agreements, supplements the Original Agreements as a “Transaction Document” provided in the Original Agreements. The Parties acknowledge that, among the Parties to this Supplementary Agreement, in the event of a conflict between any provisions of the Original Agreements and the provisions of this Supplementary Agreement, this Supplementary Agreement prevails; in the absence of provisions in this Supplementary Agreement, the provisions of the Original Agreements shall be followed. The invalidity or unenforceability of any portion or provision of this Supplementary Agreement for any reason shall not affect the validity of other portions or provisions.

5.5	Neither Party may transfer its rights or obligations under this Supplementary Agreement to a third party without the prior written consent of other Parties.

5.6	Unless otherwise specifically described or defined herein, terms used in this Supplementary Agreement shall have the same meanings as in the Original Agreements.

5.7	This Supplementary Agreement is made in Chinese in three (3) counterparts, each Party holding one (1) counterpart.

[The following of this page is left blank; the signature page follows]

IN WITNESS WHEREOF, the Parties have signed this Supplementary Agreement on the date first written above.

Target Company:

Yinchuan Chuanxi Technology Co., Ltd. (Seal)

/s/ Yinchuan Chuanxi Technology Co., Ltd.

Signature:	/s/ Ning Xu
Name:	Ning Xu
Title:	Legal representative

Signature Page

IN WITNESS WHEREOF, the Parties have signed this Supplementary Agreement on the date first written above.

Transferor:

Ningxia Fengyin Enterprise Management Consulting LLP (Seal)

/s/ Ningxia Fengyin Enterprise Management Consulting LLP

Signature:	/s/ Xiaojia Li
Name:	Xiaojia Li
Title:	Executive partner/authorized representative

Signature Page

IN WITNESS WHEREOF, the Parties have signed this Supplementary Agreement on the date first written above.

Transferee:

Pintec (Yinchuan) Technology Co., Ltd. (Seal)

/s/ Pintec (Yinchuan) Technology Co., Ltd.

Signature:	/s/ Xiaofeng Cui
Name:	Xiaofeng Cui
Title:	Legal representative

Signature Page

Appendix I

Equity Interest Transfer Agreement on Yinchuan Chuanxi Technology Co., Ltd.

Appendix

Attachment II

Supplementary Agreement

Appendix